UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2009

ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (617) 494-0400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     Other Events.

On April 3, 2009 ARIAD Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that the U.S. Court of Appeals for the Federal Circuit reversed part of the decision of the U.S. District Court for the District of Massachusetts in the Company’s and its co-plaintiffs’ lawsuit against Eli Lilly and Company.  The plaintiffs had sued Lilly for infringing their pioneering U.S. patent covering methods of treating human disease by regulating NF-κB cell-signaling activity and had prevailed at trial.  In Lilly’s appeal, the Appeals Court found that the four claims of U.S. Patent No. 6,410,516 (the “516 Patent”) asserted in this lawsuit are not valid due to inadequate written description, but the Appeals Court did not rule on other validity issues raised by Lilly or the findings of infringement.  In addition, the Appeals Court affirmed the District Court’s ruling that the patent’s enforceability is not impaired by inequitable conduct in its prosecution.

A copy of the press release is being filed herewith as Exhibit 99.1 and this information contained therein is incorporated by reference into this Current Report on Form 8-K.

ITEM 9.01     Financial Statements and Exhibits

99.1	Press Release dated April 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

Date:	April 8, 2009	By:	/s/ Edward M. Fitzgerald
Edward M. Fitzgerald
Senior Vice President, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated April 3, 2009.